Exhibit 10.8

FOURTH OMNIBUS AGREEMENT (SEVENTH AMENDMENT, FOURTH

CONSENT AND FOURTH WAIVER)

This FOURTH OMNIBUS AGREEMENT (SEVENTH AMENDMENT, FOURTH CONSENT AND FOURTH WAIVER) dated as of March 7, 2008 (this “Omnibus Agreement”), is by and among ASA OPCO HOLDINGS, LLC, a Delaware limited liability company (“ASA Holdings”), ASA ALBION, LLC, a Delaware limited liability company (“Albion”), ASA BLOOMINGBURG, LLC, a Delaware limited liability company (“Bloomingburg”), and ASA LINDEN, LLC, a Delaware limited liability company (“Linden” and, together with ASA Holdings, Albion and Bloomingburg, the “Borrowers”), ASA Holdings, as Borrowers’ Agent, each of the Lenders party hereto, WESTLB AG, New York Branch, as Administrative Agent for the Lenders (the “Administrative Agent”), FIRST NATIONAL BANK OF OMAHA, as Collateral Agent for the Senior Secured Parties (the “Collateral Agent”) and FIRST NATIONAL BANK OF OMAHA as Accounts Bank (the “Accounts Bank”).

WHEREAS, pursuant to the Credit Agreement, dated as of February 6, 2006 (as amended by the First Amendment to Credit Agreement, dated as of May 23, 2006, the Second Amendment to Credit Agreement, dated as of August 15, 2006, the Third Amendment to Credit Agreement, dated as of August 30, 2006, the Omnibus Agreement (Consent, Fourth Amendment and Second Waiver), dated as of November 30, 2006, the Second Omnibus Agreement (Second Consent, Fifth Amendment and Third Waiver), dated as of December 22, 2006, the Third Omnibus Agreement (Sixth Amendment and Consent), dated as of July 21, 2007, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Borrowers’ Agent, each of the Lenders from time to time party thereto, the Administrative Agent, the Collateral Agent, the Accounts Bank, WestLB AG, New York Branch, as Co-Syndication Agent, Lead Arranger, and Sole Lead Bookrunner, First National Bank of Omaha and Standard Chartered Bank, as Co-Syndication Agents and Lead Arrangers and CIT Capital USA INC. and ING Capital LLC, as Co-Documentation Agents and Lead Arrangers, the Lenders agreed to make a credit facility available to the Borrowers, subject to the terms and conditions set forth therein;

WHEREAS, pursuant to a letter dated February [    ], 2008 delivered by the Borrowers’ Agent to the Administrative Agent (the “Request Letter”), the Borrowers have requested, among other things, that the Lenders (i) grant certain consents requested by the Borrowers pursuant to the Credit Agreement, (ii) grant certain waivers under the Credit Agreement and (iii) agree to amend certain provisions of the Credit Agreement and other Financing Documents.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in the Credit Agreement and herein, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions. Unless the context shall otherwise require, or unless otherwise defined herein, capitalized terms used herein shall have the respective meanings specified in the Credit Agreement.

2.	Waiver. Pursuant to Section 11.01 (Miscellaneous Provisions – Amendments, Etc.) of the Credit Agreement, the Lenders hereby grant to the Borrowers a waiver and consent (the “Waiver”) of the non-compliance of the Borrowers with the provisions of the Credit Agreement for which the Borrowers have sought a waiver or a consent, as specified, and subject to the terms and conditions set forth, in Annex A hereto (the “Waived Provisions”).

3.	Consent. Pursuant to Section 11.01 (Miscellaneous Provisions – Amendments, Etc.) of the Credit Agreement, the Lenders hereby grant to the Borrowers a consent (the “Consent”) with respect to the provisions in the Credit Agreement for which the Borrowers have sought a consent, as specified, and subject to the terms and conditions set forth, in Annex B hereto (the “Consented Provisions”).

4.	Amendments to the Credit Agreement. The parties hereto hereby agree to amend the following provisions of the Credit Agreement in the manner set forth as follows:

A.	Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by inserting the following new definitions in alphabetical order:

“ “Affiliate Loan” means any loan made by VeraSun to any Borrower pursuant to any Affiliate Loan Agreement.”

“ “Affiliate Loan Agreement” means any loan agreement in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which VeraSun makes loans to the Borrowers, provided, that each such Affiliate Loan Agreement is subject to the Subordination Agreement, VeraSun’s rights with respect to each such Affiliate Loan are pledged to the Collateral Agent pursuant to the Pledge of Affiliate Loans and the Affiliate Loan Conditions have been satisfied.”

“ “Affiliate Loan Conditions” means that, prior to or simultaneously with entering into any Affiliate Loan Agreement, the following items, each in form and substance reasonably satisfactory to the Administrative Agent, shall have been received by the Administrative

Agent: (i) a legal opinion from counsel to the Borrowers and VeraSun, addressing matters relating to the Affiliate Loans, the Subordination Agreement and the Pledge of Affiliate Loans and other relevant documents as the Administrative Agent may reasonably request; (ii) evidence of the perfection of the security interest created by the Pledge of Affiliate Loans Agreement; (iii) lien search reports, dated no more than five (5) Business Days before such Affiliate Loan Agreement is executed, listing all effective UCC financing statements, fixture filings or other filings evidencing a security interest filed in South Dakota that name VeraSun as a debtor, together with copies of each such UCC financing statement, fixture filing or other filings; and (iv) other documentation as reasonably requested by the Administrative Agent.”

“ “Bloomingburg Construction Withdrawal” means each withdrawal of funds for which approval has been requested by Bloomingburg after the Conversion Date pursuant to a Bloomingburg Construction Withdrawal Notice.”

“ “Bloomingburg Construction Withdrawal Date” means the date on which the funds are first permitted to be withdrawn or transferred from the Bloomingburg Construction Account pursuant to a Bloomingburg Construction Withdrawal Notice.”

“ “Bloomingburg Construction Withdrawal Notice” means a notice substantially in the form of Exhibit T, duly executed by an Authorized Officer of Bloomingburg, requesting approval for the transfer or withdrawal of funds from the Bloomingburg Construction Account after the Conversion Date.”

“ “Pledge of Affiliate Loans” means the Pledge of Affiliate Loans Agreement to be made by VeraSun in favor of the Collateral Agent.”

“ “Subordination Agreement” means the Subordination Agreement to be entered into by the applicable Borrowers and VeraSun in favor of the Collateral Agent.”

B.	The definition of “Final Completion” in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by deleting item (iii) in its entirety and replacing it with the following:

“construction of such Plant shall have been completed and all costs related thereto shall have been fully paid, except for, in the case of each of the Albion Plant and the Linden Plant, (i) the final payment to the Design Builder, in the event that such payment is made on or before the Conversion Date, and (ii) the other Remaining Construction Costs (as defined in the Request Letter), provided that the Independent Engineer receives reasonably satisfactory confirmation that such other Remaining Construction Costs have been paid promptly after the Conversion Date;”

C.	The definition of “Final Completion” in Section 1.01 (Defined Terms) of the Credit Agreement is hereby further amended by deleting item (vii) in its entirety. It is further amended by adding the following parenthetical provision at the end of the introductory paragraph:

“(or, after the Conversion Date, the Administrative Agent):”

D.	The definition of “Final Completion Certificate” in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by adding the following parenthetical provision after the phrase “reasonably satisfactory to the Required Lenders”:

“(or, after the Conversion Date, the Administrative Agent)”

E.	Section 2.04(g) (Borrowing of Loans) of the Credit Agreement is hereby amended by deleting the following:

“and any amounts on deposit in or standing to the credit of the Construction Accounts on the Conversion Date shall be applied,”

F.	Section 2.04(g) (Borrowing of Loans) of the Credit Agreement is hereby further amended by deleting subsections (iii)-(vii) in their entirety and replacing them with the following:

“(iii) third, any additional unused portion of the Aggregate Construction Loan Commitment shall be deposited directly into the Bloomingburg Construction Account for application towards future Bloomingburg Project Costs.”

G.	Section 6.04 (Conditions to Term Loan Borrowing) of the Credit Agreement is hereby amended by deleting all references to “each Plant” in sub-sections (c),(d) and (f), and replacing them with the following:

“each of the Albion Plant and the Linden Plant”

H.	Section 7.01(l)(ii) (Performance Tests) of the Credit Agreement is hereby amended by inserting the following parenthetical provision after “without the prior written consent of the Required Lenders”:

“(or, after the Conversion Date, the Administrative Agent)”

I.	Section 7.01 (Affirmative Covenants) of the Credit Agreement is hereby amended by inserting the following after subsection (x):

“(y) Air Emissions Tests. The Borrowers shall cause the final air emissions tests for each of the Albion Plant and the Linden Plant to be satisfactorily completed and certified as such by the Independent Engineer within thirty (30) days after the Conversion Date.”

J.	Section 7.01 (Affirmative Covenants) of the Credit Agreement is hereby amended by inserting the following after subsection (y):

“(z) Bloomingburg Final Completion. The Bloomingburg Plant shall (i) achieve its Final Completion Date, and the Final Completion Certificate for the Bloomingburg Plant shall have been delivered to the Administrative Agent, on or before May 31, 2008, (ii) have its final air emissions tests satisfactorily completed and certified as such by the Independent Engineer on or before September 30, 2008, and (iii) complete a final Survey of the Site for the Bloomingburg Plant reflecting the “as-built” condition of the Bloomingburg Plant, in form and substance reasonably satisfactory to the Administrative Agent and satisfactory to the Title Insurance Company, dated on or about the date of its Final Completion and showing no encroachment or encumbrance other than those consented to in writing by the Administrative Agent and showing compliance with all setback requirements.”

K.	Section 7.02(a) (Restrictions on Indebtedness of the Borrowers) of the Credit Agreement is hereby amended by inserting the following at the end thereof:

“(vi) Indebtedness under Affiliate Loan Agreements in an aggregate amount not to exceed twenty million Dollars ($20,000,000) for each of Albion, Bloomingburg and Linden, or such other (higher) amount reasonably acceptable to the Administrative Agent.”

L.	Section 7.02(s)(viii) (Restricted Payments) of the Credit Agreement is hereby amended by inserting the following after the phrase “confirming that each of the conditions set forth in clauses (i) through (vii)”:

“and (ix)”

M.	Section 7.02(s) (Restricted Payments) of the Credit Agreement is hereby amended by inserting the following after subsection (viii):

“ (ix) the Administrative Agent has received a satisfactory certificate from the Independent Engineer confirming that each of the conditions set forth in Section 7.01(y) (Air Emissions Tests) and Section 7.01(z) (Bloomingburg Final Completion) have been satisfied.”

N.	Section 7.03(b) (Reporting Requirements) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(b) as soon as available and in any event within one hundred five (105) days after the end of each Fiscal Year, consolidated and consolidating balance sheets of each Borrower as of the end of such Fiscal Year and consolidated and consolidating statements of income and cash flows of each Borrower for such Fiscal Year together with a copy of the annual audit report for such Fiscal Year for VeraSun, including therein consolidated and consolidating balance sheets of VeraSun as of the end of such Fiscal Year and consolidated and consolidating statements of income and cash flows of VeraSun for such

Fiscal Year, and accompanied by an unqualified opinion of the Auditors stating that all such financial statements of VeraSun present fairly in all material respects the financial position of each of the Borrowers and VeraSun for the periods indicated in conformity with GAAP applied on a basis consistent with prior periods, which report and opinion shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;”

O.	Section 8.03(d) (Albion Construction Account) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(d) On the Conversion Date, after the payment of all Albion Project Costs payable on the Conversion Date, all amounts on deposit in or standing to the credit of the Albion Construction Account shall be transferred to the Bloomingburg Construction Account.”

P.	Section 8.04(a) (Bloomingburg Construction Account) of the Credit Agreement is hereby amended by deleting the reference to “the Conversion Date” in item (iii) and replacing it with the following:

“the Bloomingburg Plant achieves its Final Completion Date,”

Q.	Section 8.04(c) (Bloomingburg Construction Account) of the Credit Agreement is hereby amended by inserting the following text after “strictly in accordance with the relevant Borrowing Notice”:

“(or, after the Conversion Date, the relevant Bloomingburg Construction Withdrawal Notice)”

R.	Section 8.04 (Bloomingburg Construction Account) of the Credit Agreement is hereby amended by deleting the sub-section (d) in its entirety and replacing it with the following:

“(d) (i) From time to time after the Conversion Date, but not more frequently than twice per calendar month, a properly completed Bloomingburg Construction Withdrawal Notice may be delivered to the Administrative

Agent not later than 11:00 a.m., New York City time, no less than three (3) Business Days prior to the proposed Bloomingburg Construction Withdrawal Date. Each Bloomingburg Construction Withdrawal Notice delivered pursuant to this Section 8.04(d) shall be irrevocable and shall refer to this Agreement and specify the requested Bloomingburg Construction Withdrawal Date (which shall be a Business Day) and the amount of such requested Bloomingburg Construction Withdrawal.

(ii) Prior to the delivery of any Bloomingburg Construction Withdrawal Notice, all of the conditions in Section 6.03 (Conditions to All Construction Loan Borrowings) and Section 6.05 (Conditions to All Borrowings) shall be fulfilled as determined by the Administrative Agent acting in consultation with the Independent Engineer. For the purposes of this Section 8.04(d), all references in Section 6.03 (Conditions to All Construction Loan Borrowings) and Section 6.05 (Conditions to All Borrowings) to (A) “Required Lenders” are deemed to be references to “the Administrative Agent acting in consultation with the Independent Engineer” and (B) “Borrowing” and “Borrowing Notice” are deemed to be references to “Bloomingburg Construction Withdrawal” and “Bloomingburg Construction Withdrawal Notice”, respectively.”

S.	Section 8.05(d) (Linden Construction Account) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(d) On the Conversion Date, after the payment of all Linden Project Costs payable on the Conversion Date, all amounts on deposit in or standing to the credit of the Linden Construction Account shall be transferred to the Bloomingburg Construction Account.”

T.	Section 8.08(b) (Revenue Account) of the Credit Agreement is hereby amended by deleting item (xviii) in its entirety and replacing it with the following:

“eighteenth, after the Conversion Date and provided that no Event of Default has occurred and is continuing, on each Quarterly Payment Date, to be used for Bloomingburg

Project Costs then due and payable (to the extent that adequate funds are not available in the Bloomingburg Construction Account to cover such Bloomingburg Project Costs), provided that all the conditions set forth in Section 7.02(s) (Restricted Payments) have been satisfied (other than the conditions set forth in Section 7.02(s)(ix));”

U.	Section 9.01(e) (Project Completion) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Final Completion for each of the Albion Plant and the Linden Plant does not occur on or before the Conversion Date Certain.”

V.	Section (xvii) of Schedule 5.25 (Separateness Provisions) to the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(xvii) Not sharing a common logo with any Person other than the Borrowers or VeraSun and not identifying itself as a department or division of any other Borrower or any of their respective Affiliates;”

W.	Section (xxi) of Schedule 5.25 (Separateness Provisions) to the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(xxi) Filing its own tax returns, if any, as may be required under applicable law, to the extent not part of a consolidated group filing a consolidated return or returns.”

X.	Section (xxii) of Schedule 5.25 (Separateness Provisions) to the Credit Agreement is hereby deleted in its entirety.

Y.	Item (f) of Section 2 of Exhibit A (Form of Borrowing Notice) to the Credit Agreement is hereby amended by deleting sub-items third through seventh in their entirety and replacing them with the following:

“third, [[ ] Dollars ($[ ]) to the Bloomingburg Construction Account for application towards future Bloomingburg Project Costs.]”

Z.	Exhibit I (Form of Final Completion Certificate) to the Credit Agreement is hereby amended by adding the following at the end of item 5:

“, other than as set forth on Annex A to this certificate and, except as otherwise specified on Annex A, such amounts will be paid on or before the Conversion Date.”

AA.	Exhibit I (Form of Final Completion Certificate) to the Credit Agreement is hereby further amended by deleting item 9 in its entirety.

BB.	The Credit Agreement is hereby amended by adding Exhibit T (Form of Bloomingburg Construction Withdrawal Notice) in the form attached hereto as Exhibit H.

5.    Amendments to the Financing Documents.    The parties hereto hereby agree to amend all of the Financing Documents in the manner set forth as follows:

A.	Effective as of the effectiveness date of the name changes of the Borrowers, all references to “ASA OpCo Holdings, LLC”, “ASA Albion, LLC”, “ASA Bloomingburg, LLC” and “ASA Linden, LLC” in the Financing Documents are hereby replaced by references to “VeraSun OpCo Holdings, LLC”, “VeraSun Albion, LLC”, “VeraSun Bloomingburg, LLC” and “VeraSun Linden, LLC”, respectively.

B.	Effective as of the effectiveness date of the name changes of the Borrowers, all references to “ASA Holdings” in the Financing Documents are replaced by references to “VeraSun OpCo Holdings”.

6.    Representations and Acknowledgements.    Each of the Waiver and the Consent by the Lenders is made in reliance on each of the Borrowers’ representations and acknowledgements set forth in the Annexes hereto. In the event that any of the Borrowers’ representations and/or acknowledgements set forth in the Annexes hereto is false or inaccurate in any material respect as of the date hereof, the Waiver with respect to the Waived Provisions or the Consent with respect to the Consented Provisions, as applicable, in connection with which such representation and/or acknowledgement was made shall be deemed void ab initio; provided, that no such falsity or inaccuracy shall have any effect on the Consent with respect to the Consented Provisions (in the case of a falsity or inaccuracy relied upon to grant the Waiver of the Waived Provision) or the Waiver with respect to the Waived Provision (in the case of a falsity or inaccuracy relied upon to grant the Consent with respect to the Consented Provisions).

7.    Certification by the Borrowers.    Each of the Waiver and the Consent by the Lenders is further made in reliance on the Borrowers’ certifications that (i) as of the date hereof, no Default or Event of Default has occurred and is continuing under the Credit Agreement, and (ii) all of the information provided in the Request Letter is true, complete and correct in all material respects.

8.    Limited Purpose; Effect on Credit Agreement.    Notwithstanding anything contained herein, the Waiver and the Consent contained in this Omnibus Agreement (i) are a limited waiver and consent, (ii) are effective only with respect to the transactions described in this Omnibus Agreement for the specific instance and the specific purpose for which they are given, (iii) shall not be effective for any other purpose or transaction, and (iv) do not constitute an amendment or basis for a subsequent waiver or consent of any of the provisions of the Credit Agreement. Except as expressly amended hereby or otherwise provided herein, (a) all of the terms and conditions of the Credit Agreement and all other Financing Documents remain in full force and effect, and none of such terms and conditions are, or shall be construed as, otherwise amended or modified, and (b) nothing in this Omnibus Agreement shall constitute a waiver by the Lenders of any Default or Event of Default or a waiver by the Lenders of any right, power or remedy available to the Lenders or the other Senior Secured Parties under the Credit Agreement, whether any such defaults, rights, powers or remedies presently exist or arise in the future. The Credit Agreement shall, together with the amendments set forth in this Omnibus Agreement, be read and construed as a single agreement. All references in the Credit Agreement and any related documents, instruments and agreements shall hereafter refer to the Credit Agreement, as amended hereby.

9.    Effective Date.    This Omnibus Agreement shall become effective as of the first date on which it has been executed by the Required Lenders, the Administrative Agent, the Accounts Bank, the Collateral Agent, each of the Borrowers and the Borrowers’ Agent.

10.    Financing Document.    The parties hereto agree that this Omnibus Agreement is a Financing Document.

11.    Authority; Etc.    The execution and delivery by each of the Borrowers and the Borrowers’ Agent of this Omnibus Agreement are within the organizational authority of each of them and have been duly authorized by all necessary organizational action on the part of, and have been duly and validly executed by, each Borrower and the Borrowers’ Agent.

12.    Miscellaneous.

a)	THIS OMNIBUS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

b)	Section headings in this Omnibus Agreement are included herein for convenience of reference only and shall not constitute a part of this Omnibus Agreement for any other purpose or be given any substantive effect.

c)	This Omnibus Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

d)	Delivery of an executed counterpart of a signature page of this Omnibus Agreement by telecopy or portable document format (“pdf”) shall be effective as delivery of a manually executed counterpart of this Omnibus Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Omnibus Agreement (Seventh Amendment, Fourth Consent and Fourth Waiver) to be executed by their respective officers as of the day and year first above written.

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